Exhibit 99.1
AéROPOSTALE REPORTS RECORD RESULTS FOR THE THIRD QUARTER OF 2007
Net Sales of $412.6 Million
Earnings Per Share Growth of 17% to $0.48 Per Diluted Share
Provides Fourth Quarter Guidance
     New York, New York, November 28, 2007 — Aeropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of active and casual apparel for young men and women, today reported results for the third quarter ended November 3, 2007.
     Julian R. Geiger, Chairman and Chief Executive Officer, said, “We are very pleased with our results for the quarter, which exceeded expectations. During the quarter we were able to drive consistent comparable store sales increases, while continuing to improve our gross margins over last year. We also ended the quarter with well controlled inventories.”
     Net income for the third quarter of fiscal 2007 was $36.0 million, or $0.48 per diluted share, compared to net income of $32.6 million, or $0.41 per diluted share, in the third quarter of fiscal 2006.
     For the third quarter of fiscal 2007, total net sales increased 7.0% to $412.6 million, from $385.5 million in the third quarter of fiscal 2006. For the third quarter, same store sales increased 1.9% compared to the corresponding period ended November 4, 2006. Year-to-date, total net sales increased 10.3% to $999.6 million, from $906.4 million in the year-ago period. Year-to-date, same store sales increased 0.1% compared to the corresponding period ended November 4, 2006.
     In addition to the Company’s accelerated share repurchase program, which the Company announced on November 13, 2007, the Company also repurchased approximately $125.1 million, or 6.3 million shares of common stock during the third quarter of fiscal 2007.
Fourth Quarter Guidance
     The Company also announced its earnings guidance for the fourth quarter of fiscal 2007. The Company believes it will achieve fourth quarter earnings in the range $0.82 to $0.84 per diluted share, including an approximate $0.08 positive impact from the accelerated share repurchase of $125.0 million, in addition to the share repurchases of $125.1 million, or 6.3 million shares made in the third quarter of fiscal 2007. Based on fourth quarter earnings per share guidance, the Company expects to achieve full year fiscal 2007 earnings in the range of $1.60 to $1.62 per diluted share. With this guidance, the company is poised to significantly exceed its objective of annual earnings per share growth of approximately 20% for fiscal 2007.
     Julian R. Geiger, Chairman and Chief Executive Officer, continued, “The sales and margin momentum from our strong third quarter has carried over into our initial performance in the fourth quarter. Over the important Friday and Saturday following Thanksgiving Day, we achieved mid-single digit comparable store sales increases compared to a mid-single digit increase last year. We currently expect our November comparable store sales to increase in the mid-single digits range. The reaction to our holiday merchandise assortment has been positive and we remain focused on executing our strategies for the peak holiday selling season.”

     The Company believes that the disclosure of sales on a pro-forma basis due to the 53rd week in fiscal 2006, which is a non-GAAP financial measure, provides investors useful information to help them better understand the Company’s results.
Conference Call Information:
     The Company will be holding a conference call today at 4:15 P.M. EST to review its third quarter 2007 financial results. The broadcast will be available through the ‘Investor Relations’ link at www.aeropostale.com and at www.fulldisclosure.com. To listen to the broadcast your computer must have Windows Media Player installed. If you do not have Windows Media Player go to the latter site prior to the call, where you can download the software for free.
About Aeropostale, Inc.
     Aeropostale, Inc. is a mall-based, specialty retailer of casual apparel and accessories, principally targeting 14 to 17 year-old young women and men. The company provides customers with a focused selection of high-quality, active-oriented, fashion and fashion basic merchandise at compelling values. Aeropostale maintains control over its proprietary brands by designing, sourcing, marketing and selling all of its own merchandise. Aeropostale products are currently purchased only in its stores or on-line through its e-commerce website (www.aeropostale.com).
     The Company currently operates 801 Aeropostale stores in 47 states, 12 Aeropostale stores in Canada and 14 Jimmy’Z stores in 11 states.
     SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN “FORWARD-LOOKING STATEMENTS” CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY’S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY’S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

EXHIBIT A
AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	November 3,	February 3,	October 28,
	2007	2007	2006
ASSETS
Current Assets:
Cash and cash equivalents	$122,553	$200,064	$148,141
Short-term investments	—	76,223	55,202
Merchandise inventory	192,301	101,476	167,527
Other current assets	33,957	21,030	27,176

Total current assets	348,811	398,793	398,046
Fixtures, equipment and improvements, net	225,364	175,591	179,885
Other assets	9,232	6,780	4,055

TOTAL ASSETS	$583,407	$581,164	$581,986

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$133,475	$63,918	$117,854
Accrued expenses	77,006	100,880	71,643

Total current liabilities	210,481	164,798	189,497
Other non-current liabilities	118,110	104,250	101,452
Stockholders’ equity	254,816	312,116	291,037

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$583,407	$581,164	$581,986

EXHIBIT B
AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
SELECTED STORE DATA
(Unaudited)
(In thousands, except per share and store data)

	13 weeks ended
	November 3, 2007		October 28, 2006
		% of sales		% of sales
Net sales	$412,576	100.0%	$385,455	100.0%
Cost of sales (including certain buying, occupancy and warehousing expenses)	268,732	65.1	261,856	67.9

Gross profit	143,844	34.9	123,599	32.1
Selling, general and administrative expenses	86,261	20.9	71,840	18.6
Income from operations	57,583	14.0	51,759	13.5
Interest income, net	1,989	0.4	1,632	0.4

Income before income taxes	59,572	14.4	53,391	13.9
Income taxes	23,564	5.7	20,821	5.4

Net income	$36,008	8.7%	$32,570	8.5%

Basic earnings per share	$0.48		$0.41

Diluted earnings per share	$0.48		$0.41

Weighted average basic shares	74,659		79,115
Weighted average diluted shares	75,016		79,784
STORE DATA:
Comparable store sales increase	1.9%		5.6%
Stores open at end of period	823		738
Total gross square footage at end of period	2,918,810		2,611,783
Average square footage during period	2,886,074		2,593,439
Note:
     All share and per share amounts presented above were given retroactive recognition to the three-for-two stock split on all shares of our common stock that was announced on July 11, 2007.

EXHIBIT C
AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
SELECTED STORE DATA
(Unaudited)
(In thousands, except per share and store data)

	39 weeks ended
	November 3, 2007		October 28, 2006
		% of sales		% of sales
Net sales	$999,594	100.0%	$906,371	100.0%
Cost of sales (including certain buying, occupancy and warehousing expenses)	670,169	67.0	639,718	70.6

Gross profit	329,425	33.0	266,653	29.4
Selling, general and administrative expenses	229,013	23.0	192,327	21.2
Other income	—	—	2,085	0.2

Income from operations	100,412	10.0	76,411	8.4
Interest income, net	5,963	0.6	4,500	0.5

Income before income taxes	106,375	10.6	80,911	8.9
Income taxes	41,913	4.2	31,555	3.5

Net income	$64,462	6.4%	$49,356	5.4%

Basic earnings per share	$0.84		$0.61

Diluted earnings per share	$0.84		$0.61

Weighted average basic shares	76,590		80,388
Weighted average diluted shares	77,130		81,120
STORE DATA:
Comparable store sales increase	0.1%		1.8%
Average square footage during period	2,774,985		2,527,933
Note:
     All share and per share amounts presented above were given retroactive recognition to the three-for-two stock split on all shares of our common stock that was announced on July 11, 2007.